Exhibit 10.1

Execution Version

Subscription Agreement

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this ____ day of March, 2024, by and between Binah Capital Group, Inc., a Delaware corporation (the “Issuer”), Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth” and together with the Issuer, the “Binah Parties”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer is a wholly owned subsidiary of Kingswood Acquisition Corp., a blank check company formed under the laws of the State of Delaware on July 27, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (“KWAC”);

WHEREAS, the Issuer, KWAC, Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Issuer (“Wentworth Merger Sub”), and Wentworth have entered into that certain Agreement and Plan of Merger, dated as of July 7, 2022 (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”), pursuant to which, inter alia, (a) Kingswood Merger Sub will merge with and into KWAC, with KWAC surviving such merger as a wholly-owned subsidiary of the Issuer (the “First Merger”); (b) simultaneously with the First Merger and as part of the same overall transaction as the First Merger, Wentworth Merger Sub will merge with and into Wentworth, with Wentworth surviving such merger as a wholly-owned subsidiary of the Issuer (the “Second Merger” and together with the First Merger, the “Mergers”); and (c) following the Second Merger, surviving company of the First Merger will acquire, and the Issuer will contribute to such survivor, all of the common units of surviving company of the Second Merger directly held by the Issuer after the Second Merger, on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with or immediately prior to the consummation of the Transactions, the Issuer will amend and restate its certificate of incorporation and file the Certificate of Designations of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), substantially in the form attached hereto as Exhibit A (the “Certificate of Designations”); and

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of the Issuer’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A shares”) set forth on the signature page hereto (the “Shares”) for a purchase price of $9.60 per share, for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.        Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2.        Representations, Warranties and Agreements.

2.1      Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.1.1      Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2      This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3      The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Authority (as defined herein) or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes hereof, “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

2.1.4      Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or institutional accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares. Subscriber understands that the offering of the Shares hereunder (the “offering”) meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

2.1.5      Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Shares, in each case, satisfying the applicable requirements set forth on Schedule I, and has the ability to bear the economic risks of an investment in the Shares and can afford a complete loss of such investment, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares (including the shares of common stock of Wentworth into which the Shares are convertible, the “Conversion Shares”) and participation in the Transactions (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action and (iv) is a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Shares. Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.6      Subscriber understands that the Shares (including the Conversion Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been, and the Shares (including the Conversion Shares) will not be, registered under the Securities Act. Subscriber understands that the Shares (including the Conversion Shares) may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares and the Conversion Shares shall contain a legend to such effect. Subscriber acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares and, to the extent applicable, the Conversion shares. Subscriber understands and agrees that the Shares and the Conversion Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares or the Conversion Shares and may be required to bear the financial risk of an investment in the Shares (including the Conversion Shares) for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares or the Conversion Shares.

2.1.7      Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, Wentworth, KWAC or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Subscription Agreement.

2.1.8      Subscriber represents and warrants that its acquisition and holding of the Shares (including the Conversion Shares) will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.9      No disclosure or offering document has been prepared in connection with the offer and sale of the Shares (including the Conversion Shares) by any placement agent or other person. In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon the representations, warranties and covenants of the Issuer set forth in this Subscription Agreement and the independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by Wentworth, or KWAC concerning the Issuer, Wentworth or KWAC or the offer and sale of the Shares (including the Conversion Shares). Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, Wentworth, KWAC and the Transactions and the Conversion Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the Transactions, have had the full opportunity to ask such questions, including on the financial information, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares (including the Conversion Shares). Subscriber has made its own assessment, conducted and completed its own independent due diligence and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

2.1.10      The Issuer, KWAC, Wentworth and their respective affiliates, advisors and representatives may rely upon these representations and warranties of Subscriber in connection with the Transactions. The Issuer and Wentworth are solely responsible for paying any fees or other commission owed to their respective agents and advisors in connection with the Transactions.

2.1.11      Subscriber became aware of this offering of the Shares (including the Conversion Shares) solely by means of direct contact between Subscriber and the Issuer or its representatives. Subscriber did not become aware of this offering of the Shares (including the Conversion Shares), nor were the Shares (including the Conversion Shares) offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Shares (including the Conversion Shares) (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.12      Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares (including the Conversion Shares), including those set forth in the SEC Documents (as defined below) and the investor presentation provided by the Issuer. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.13      Without limiting the representations, warranties and covenants set forth in this Subscription Agreement, alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares (including the Conversion Shares) and determined that the Shares (including the Conversion Shares) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.14      Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares (including the Conversion Shares) or made any findings or determination as to the fairness of an investment in the Shares or the Conversion Shares.

2.1.15      Subscriber represents and warrants that none of Subscriber or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the United Nations Security Council, the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”) or a person or entity prohibited by any OFAC sanctions program, (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Nations Security Council, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.16      If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither Issuer, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

2.1.17      Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber, or a “group” comprised solely of Subscriber and its affiliates, with the Commission with respect to the beneficial ownership of the Issuer’s ordinary shares, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.18      No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Issuer as a result of the purchase and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and Subscriber will not have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of the Shares (including the Conversion Shares) hereunder.

2.1.19      Subscriber has, and on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 4.1 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 4.1. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 4.1 and was not formed for the purpose of acquiring the Shares (including the Conversion Shares).

2.1.20      No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

2.1.21      Subscriber acknowledges that, in connection with the issue and purchase of the Shares (including the Conversion Shares), none of the Issuer, Wentworth KWAC or their respective affiliates, representatives or advisors have acted as Subscriber’s financial advisor or fiduciary.

2.2      Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1      The Issuer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2      Upon the filing of the Certificate of Designation prior to Closing, the Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation. The Company will have duly and validly reserved sufficient shares of common stock (as herein defined) to permit the conversion of the Shares, and such shares of common stock, upon issuance in accordance with the terms of the Company’s charter, will be duly authorized, validly issued, fully paid and non-assessable.

2.2.3      This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of the Issuer, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4      The Issuer is classified as a Subchapter C corporation for U.S. federal income tax purposes.

2.2.5      The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares (including the Conversion Shares) and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.6      Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.2.7      Neither the Issuer nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Issuer nor any person acting on its behalf offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.8      As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of 57,000,000 shares of capital stock, including (a) 1,500,000 Series A shares, (b) 55,000,000 shares of common stock, par value $0.0001 per share (“common stock”); and (c) 500,000 undesignated shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) no shares of Preferred Stock are issued and outstanding; (ii) no Series A shares are issued and outstanding; (iii) 1,000 shares of common stock are issued and outstanding. All issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as set forth in the Merger Agreement, and the right to convert up to $1,750,000 in debt into common equity, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Series A shares, or shares common stock, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than the Merger Subs, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Merger Agreement and the Transaction Agreements.

2.2.9      Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, (x) no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber and (y) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by this Subscription Agreement.

2.2.10      The Issuer has made available to Subscriber (including via the Securities and Exchange Commission’s (the “Commission”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.11      There are no pending or, to the knowledge of the Issuer, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Issuer which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.12      The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by the Nasdaq stock exchange (“Nasdaq”), including with respect to obtaining approval of the Issuer’s stockholders, and (iv) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.13      As of the date hereof, the Issuer has not received any written communication from a Governmental Authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.14      No broker, finder or other financial consultant has acted on behalf of Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.15      The common stock of the Issuer is (or at Closing, will be) registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the Nasdaq or the Commission with respect to any intention by such entity to deregister the common stock or prohibit or terminate the listing of the common stock or Series A shares on the Nasdaq.

2.2.16      There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares that have not been or will not be validly waived on or prior to the Closing Date.

2.2.17      Except has been disclosed in the SEC Documents, there has been no amendment, modification or waiver of the terms and conditions of the Merger Agreement.

2.2.18      All of the disclosure furnished by or on behalf of Issuer to the Subscriber regarding Issuer and Wentworth and their respective subsidiaries, their respective businesses and the transactions contemplated hereby and by the Merger Agreement is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by Issuer during the twelve months preceding the date of this Subscription Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading.

3.        Wentworth’s Representations and Warranties. To induce Subscriber to purchase the Shares and except as otherwise disclosed in the Schedules to the Merger Agreement (the “Disclosure Schedule”) or has been previously disclosed in public filings/disclosures of the Issuer regarding Wentworth and its subsidiaries, Wentworth hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

3.1.1      Wentworth is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

3.1.2      This Subscription Agreement has been duly authorized, validly executed and delivered by Wentworth and is the valid and binding obligation of Wentworth, is enforceable against Wentworth in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

3.1.3      The execution, delivery and performance of this Subscription Agreement (including compliance by Wentworth with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Wentworth or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Wentworth or any of its subsidiaries is a party or by which Wentworth or any of its subsidiaries is bound or to which any of the property or assets of Wentworth or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Wentworth to enter into and timely perform its obligations under this Subscription Agreement (an “Wentworth Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Wentworth or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over Wentworth or any of its subsidiaries or any of their respective properties that would reasonably be expected to have an Wentworth Material Adverse Effect.

3.1.4      Wentworth is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by Wentworth of the Transaction Documents, other than: all filings and approvals required for the consummation of the Transactions to be able to occur.

3.1.5      The financial statements of Wentworth (the “Wentworth Financial Statements”) included in the Registration Statement on Form S-4 filed by the Issuer (File No. 333- 269004) (the “Form S-4”) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by United States generally accepted accounting principles, and fairly present in all material respects the financial position of Wentworth and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.1.6      All of the disclosure furnished by or on behalf of Wentworth to the Subscriber regarding Wentworth and its subsidiaries, their respective businesses and the transactions contemplated hereby and by the Merger Agreement, including all information concerning Wentworth contained in the Form S-4, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by Wentworth during the twelve months preceding the date of this Subscription Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading

3.1.7      The representations and warranties of Wentworth set forth in Article III of the Merger Agreement (as qualified by the Disclosure Schedule) are incorporated herein by reference and made a part hereof and the Subscriber shall be entitled to rely on such representations and warranties as if such representations and warranties were made to it by the Binah Parties in this Subscription Agreement.

4.        Settlement Date and Delivery.

4.1      Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and immediately prior to, the consummation of the Transactions. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least three (3) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), Subscriber shall deliver to the Issuer no later than one (1) Business Day prior to the Expected Closing Date, the Purchase Price for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by Wentworth in escrow until the Closing. If the Transactions are not consummated on or prior to the third (3rd) Business Day after the Expected Closing Date, Wentworth shall return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 4 to be satisfied or waived on or prior to the Closing Date, and (ii) Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 4. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 4, the Issuer shall deliver to Subscriber the Shares in certificated or book entry form (at the Issuer’s election), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

4.2      Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Issuer, on or prior to the Closing Date, of each of the following conditions:

4.2.1      Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

4.2.2      Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

4.2.3      Closing of the Transactions. All conditions precedent to the Issuer’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated immediately following the Closing.

4.2.4      Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

4.2.5      Registration Rights Agreement. Subscriber shall have delivered to the Issuer a counterpart to a Registration Rights Agreement, substantially in the form of Exhibit B hereto (the “RRA”), duly executed by Subscriber.

4.2.6      Lock-Up Agreement. Subscriber shall have delivered to the Issuer a counterpart to a Lock-Up Agreement, substantially in the form of Exhibit C hereto (the “Lock-Up Agreement”), duly executed by Subscriber.

4.3      Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

4.3.1      Representations and Warranties of Issuer Correct. The representations and warranties made by the Issuer in Section 2.2 shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

4.3.2      Representations and Warranties of Wentworth Correct. The representations and warranties made by Wentworth in Section 3 shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Wentworth Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Wentworth Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

4.3.3      Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

4.3.4      Closing of the Transactions. (i) All conditions precedent to the consummation of the Transactions set forth in the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Merger Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), (ii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement without having received Subscriber’s prior written consent and (iii) the Transactions will be consummated immediately following the Closing.

4.3.5      Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Subscription Agreement.

4.3.6      Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

4.3.7      Registration Rights Agreement. The Issuer shall have delivered to Subscriber counterparts to the RRA duly executed by each party thereto (other than Subscriber).

4.3.8      Lock-Up Agreement. The Issuer shall have delivered to Subscriber counterparts to the Lock-Up Agreement duly executed by each party thereto (other than Subscriber).

4.3.9      Material Adverse Effect. Since the date of this Subscription Agreement, no event or circumstances has occurred or exists that has resulted in, or would reasonably be expected to result in, an Issuer Material Adverse Effect or a Wentworth Material Effect.

4.3.10      Strategic Alliance Agreement. The Issuer shall have executed and delivered the Strategic Alliance Agreement between the Issuer and Kingswood US LLC in the form agreed by Kingswood US LLC and the Issuer.

4.3.11      Amendment to PKSH Note. The Issuer shall have entered into written amendments to the promissory notes having an outstanding balance of $11,952,000 as of June 30, 2023, due to certain sellers of PKS Holdings, LLC (the “PKSH Notes”) providing that no payments of principal or interest, including upon maturity, shall be required thereunder if, and for so long as, (A) at least than twenty-five percent of the Series A Preferred Stock initially issued at the Closing remain outstanding, (B) there shall be any default of the covenants under Section 6 (or any successor provision thereof) of the Certificate of Designations that, even if waived, shall remain uncured in accordance with the applicable terms of the Certificate of Designations, and (C) the Company has failed to pay all dividends on the Series A Preferred Stock required to be paid under Section 3(a) of the Certificate of Designations.

4.3.12      Voting Agreement. The Issuer shall have delivered to the Subscriber the Voting Agreement (the “Voting Agreement”), duly executed by 5% or greater beneficial owners.

5.        Amendments to the Merger Agreement. Neither the Issuer nor Wentworth will amend, modify or waive any of the terms and conditions of the Merger Agreement in a manner that would materially and adversely effect the Subscriber without the Subscriber’s prior written consent, except for any amendment or modification to the Termination Date.

6.        Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and (iii) March 15, 2024; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement. For clarity, the obligation of Wentworth to return the Purchase Price to the Subscriber in accordance with Section 4.1 shall survive any termination of this Agreement.

7.        Short Sales.

7.1      From the date of this Subscription Agreement until the earlier of (a) termination of this Subscription Agreement, and (b) the Closing Date, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates shall, directly or indirectly, engage in any Short Sales with respect to securities of the Issuer. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers.  The foregoing restriction is expressly agreed to preclude Subscriber from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shares even if such Shares would be disposed of by someone other than Subscriber.  Such prohibited hedging or other transactions include any purchase, sale or grant of any right (including any put or call option) with respect to any of the Shares of Subscriber or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the limitations set forth in this Section 7 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

8.        Miscellaneous.

8.1      Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

8.1.1      Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

8.1.2      Each of the Issuer, Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

8.1.3      The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber; provided that the Issuer agrees to keep any such information confidential except to the extent required to be disclosed by applicable law.

8.1.4      Each of Subscriber and the Issuer shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein; provided, however, the Wentworth shall reimburse Subscriber for Subscriber’s expenses in connection with this Subscription Agreement, including attorneys’ fees, in an amount not to exceed $150,000.00 in the aggregate (whether or not the Closing occurs and this Section 8.1.4 shall survive any termination of this Subscription Agreement).

8.1.5      Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

8.1.6      Each of the Issuer and Subscriber shall use reasonable best efforts to enter into good faith strategic discussions related to how their respective businesses can cooperate after the consummation of the Transactions.

8.2      Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)     if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)     if to the Issuer prior to Closing, to:

Binah Capital Group, Inc.

17 Battery Place, Room 625

New York, NY 10004

Attention: Michael Nessim

E-mail: mnessim@kingswoodus.com;

with a required copy (which copy shall not constitute notice) to:

Shearman & Sterling, LLP

401 9th Street, NW, Suite 800

Washington, DC 20004-2128

Attention: Christopher M. Zochowski; Bradley Noojin

Email: chris.zochowski@shearman.com and brad.noojim@shearman.com

(iii) if to the Issuer after Closing, to:

Binah Capital Group, Inc.

17 Battery Place, Room 625

New York, NY 10004

Attention: Craig Gould

E-mail: craig.gould@clsecurities.com;

with a required copy (which copy shall not constitute notice) to:

DLA Piper LLP

Harbor East

650 S. Exeter Street Suite 1100

Baltimore, Maryland 21202

Attention: Penny J. Minna

Email: penny.minna@us.dlapiper.com

8.3      Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

8.4      Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

8.5      Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided, that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer; provided, that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

8.6      Third-Party Beneficiaries. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns; provided, however, each of the parties hereby agrees that each of KWAC and Wentworth is an intended third-party beneficiary of the representations and warranties of the parties hereto in this Subscription Agreement and Sections 8.14 and 11 of this Subscription Agreement.

8.7      Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

8.8      Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

8.9      Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.10      No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.11      Remedies.

8.11.1      The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 8.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages.  The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 8.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

8.11.2      The parties acknowledge and agree that this Section 8.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

8.12      Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

8.13      No Broker or Finder. Each of the Issuer and Subscriber agrees to indemnify and hold the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

8.14      Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

8.15      Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.16      Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

8.17      Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

9.        Cleansing Statement; Disclosure.

9.1      The Issuer shall instruct KWAC to, by 8:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Transactions.

9.2      Subscriber hereby consents to the publication and disclosure in (x) any Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Merger Agreement, the Proxy Statement or any other filing with the Commission pursuant to applicable securities laws, in each case, as and to the extent required by the federal securities laws or the Commission or any other securities authorities, and (y) any other documents or communications provided by the Issuer or Wentworth to any Governmental Authority or to securityholders of the Issuer or Wentworth, in each case, as and to the extent required by applicable law or the Commission or any other Governmental Authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer or Wentworth, a copy of this Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, the Issuer will not use or disclose the name of Subscriber or its affiliates or advisors or any information relating to Subscriber or this Subscription Agreement, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without Subscriber’s prior written consent, Issuer shall not use the name of Subscriber or any of its affiliates or advisors in any press release issued in connection with the Transactions. Subscriber will promptly provide any information reasonably requested by the Issuer or Wentworth for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

10.      Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that the Issuer has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any Claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such Claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by the Issuer to induce the Issuer to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Issuer’s stockholders, whether in the form of monetary damages or injunctive relief, Subscriber, as applicable, shall be obligated to pay to the Issuer all of its legal fees and costs in connection with any such action in the event that the Issuer prevails in such action or proceeding.

11.      Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Wentworth, KWAC, any of their respective affiliates or any of their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that neither (i) any other Subscriber pursuant to this Subscription Agreement or any other agreement related to the offering of the Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) Wentworth, KWAC, their respective affiliates or any of their respective control persons, officers, directors, partners, agents or employees shall be liable to any other Subscriber pursuant to this Subscription Agreement or any other agreement related to the offering of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

12.      Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s ordinary shares and until the Subscriber does not hold any Shares or Conversion Shares, the Issuer agrees to:

12.1.1      make and keep public information available, as those terms are understood and defined in Rule 144;

12.1.2      file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

12.1.3      furnish to Subscriber, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

If the Shares are eligible to be sold without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at Subscriber’s request, the Issuer will cause its transfer agent to remove the legend set forth in Section 2.1.5. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Shares without any such legend; provided, that, notwithstanding the foregoing, Issuer will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Binah capital group, inc.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

WENTWORTH MANAGEMENT SERVICES LLC

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	Chief Executive Officer

Accepted and agreed this 14 day of March, 2024.

SUBSCRIBER:

Signature of Subscriber:		Signature of Joint Subscriber, if applicable:

By:	/s/ Linday McMurray	By:	/s/ Linday McMurray
Name: Lindsay McMurray		Name: Lindsay McMurray
Title: Managing Partner		Title: Managing Partner

Name of Subscriber:	Name of Joint Subscriber, if applicable:

Lindsay McMurray
(Please print. Please indicate name andcapacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Lindsay McMurray
Name in which securities are to be registered(if different from the name of Subscriber listed directly above):

Email Address: legalnotice@pollencap.com

If there are joint investors, please check one:

☐	Joint Tenants with Rights of Survivorship

☐	Tenants-in-Common

☐	Community Property

Subscriber’s EIN: __________________________	Joint Subscriber’s EIN: ________________

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip

Attn:	Attn:
Telephone No.: __________________________	Telephone No.: _____________________
Facsimile No.: ___________________________	Facsimile No.: ______________________

Aggregate Number of Shares subscribed for:

1,500,000

Aggregate Purchase Price: $14,400,000

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

You must also complete the Eligibility Representations of Subscriber on Schedule 1 below.

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐ We are an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13)under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐ Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐ Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐  Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐  Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

☐  Any entity in which all of the equity owners are institutional “accredited investors”;

☐  An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐  Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐  Any institutional “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Rule 501(a) clause (12) and whose prospective investment is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment.

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

LOCK-UP AGREEMENT